Exhibit 99.1

March 8, 2018

Liberty Interactive and GCI Liberty Announce Change to Expected Listing of GCI Liberty Class B Common Stock

ENGLEWOOD, Colo. & ANCHORAGE, Alaska—(BUSINESS WIRE)—Liberty Interactive Corporation (“LIC”) (Nasdaq: QVCA, QVCB, LVNTA, LVNTB) and GCI Liberty, Inc. (“GCI Liberty”) (Nasdaq: GNCMA) announced today that they have waived the condition to the closing of the previously announced reorganization transactions that GCI Liberty’s Class B common stock be listed on the NASDAQ Global Select Market (“Nasdaq”) or authorized for quotation on OTC Markets at or prior to the effective time of the automatic conversion of GCI Liberty’s common stock.  GCI Liberty intends to cause its Class B common stock to be quoted on the OTC Markets as promptly as practicable following the closing date.  LIC and GCI Liberty still expect to close the reorganization transactions on March 9, 2018.

Following the completion of the previously announced split-off of GCI Liberty from LIC, GCI Liberty’s Class A common stock and Series A Cumulative Redeemable Preferred Stock are still expected to trade on Nasdaq under the symbols “GLIBA” and “GLIBP”, respectively, beginning on March 12, 2018.  However, LIC and GCI Liberty can give no assurances as to the timing of the quotation or the symbol under which GCI Liberty’s Class B common stock will be quoted.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the listing and quotation of GCI Liberty’s capital stock and the timing of the proposed transactions. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the listing and quotation of GCI Liberty’s capital stock and the satisfaction of conditions to the proposed transactions. These forward-looking statements speak only as of the date of this press release, and each of LIC and GCI Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in LIC’s or GCI Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of LIC and GCI Liberty, including their most recent Forms 10-K, for additional information about LIC, GCI Liberty and about the risks and uncertainties related to LIC’s and GCI Liberty’s respective businesses which may affect the statements made in this press release.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of GCI Liberty capital stock or any of LIC’s tracking stocks. The offer and issuance of shares in the proposed transactions will only be made pursuant to GCI Liberty’s effective registration statement. LIC stockholders, GCI Liberty shareholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transactions and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about the proposed transactions. Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein are also available, without charge, by directing a request to Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5420. GCI Liberty investors can access additional information at ir.gci.com.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those businesses are currently attributed to two tracking stock groups: the QVC Group and the Liberty Ventures Group. The businesses and assets attributed to the QVC Group (Nasdaq: QVCA, QVCB) consist of LIC’s subsidiaries, QVC, Inc., HSN, Inc. and zulily, llc, and the businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of LIC’s businesses and assets other than those attributed to the QVC Group, including its subsidiary Evite and interests in Liberty Broadband Corporation, FTD, Lending Tree, ILG and Charter Communications.

About GCI Liberty, Inc.

GCI Liberty is the largest communications provider in Alaska, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. Headquartered in Alaska, GCI Liberty has delivered services for nearly 40 years to some of the most remote communities and in some of the most challenging conditions in North America. Learn more about GCI Liberty at www.gci.com.

Liberty Interactive Corporation

Courtnee Chun, 720-875-5420

GCI Liberty, Inc.

Media Contact: Heather Handyside (907) 301-3481

Source: Liberty Interactive Corporation